DEAN FOODS ANNOUNCES SECOND QUARTER 2018 RESULTS

DALLAS, August 7, 2018 - Dean Foods Company (NYSE: DF) today reported second quarter 2018 results.
Highlights

•	Q2 loss from continuing operations per diluted share was $0.46 and adjusted earnings per diluted share was $0.16; GAAP results reflect expenses related to enterprise-wide cost productivity plan

•	Strong free cash flow generation at $61 million for the quarter

•	Network optimization plans in place for late third quarter execution; delayed due to timing of volume transitions

•	Higher private label mix; inflation in freight, fuel and resin expense above anticipated levels

•	Lowers full-year 2018 adjusted earnings expectation to $0.32 to $0.52 per diluted share(1)
Chief Executive Officer Ralph Scozzafava said, "Our solid execution against our initiatives continued in the second quarter and I've been impressed with the progress our team is making. Our strong cash flow generation continued and we delivered a $13 million reduction in our adjusted general and administrative costs resulting from our enterprise-wide cost productivity plan."
"We have a strategic plan that will guide us into the future and remain committed to delivering our target of $150 million in incremental annual run-rate savings through our enterprise-wide cost productivity plan. At the beginning of 2018, we set an aggressive plan focused on executing a robust set of commercial and cost productivity initiatives. We're achieving our objectives in many areas; however, the timing of our network optimization plans has shifted and we now expect to see benefits beginning in the fourth quarter. We're experiencing significantly higher than expected non-dairy inflation along with continued retailer investment in private label which is impacting our branded product mix. Therefore, we now anticipate full-year adjusted diluted earnings per share in the range of $0.32 to $0.52. We are also increasing our full-year free cash flow guidance to be in the range of $40 to $60 million and reducing our full-year capital expenditure guidance to between $125 and $150 million. Upon completion of our enterprise-wide cost productivity plan in 2019, our company will be a much leaner and more agile organization that can better address the current marketplace," concluded Scozzafava.
We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.

Second Quarter 2018 Operating Results

Financial Summary *	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share amounts)	2018	2017	2018	2017

Gross Profit
GAAP	$433	$467	$881	$930
Adjusted	$433	$460	$881	$925

Operating Income (Loss)(2)
GAAP	$(41)	$46	$(26)	$50
Adjusted	$35	$48	$67	$84

Interest Expense
GAAP	$14	$16	$28	$34
Adjusted	$14	$16	$28	$33

Income (Loss) from Continuing Operations
GAAP	$(42)	$18	$(42)	$8
Adjusted	$15	$20	$28	$32

Diluted Earnings (Loss) Per Share (EPS) from Continuing Operations
GAAP	$(0.46)	$0.19	$(0.46)	$0.09
Adjusted	$0.16	$0.21	$0.30	$0.35

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Forward Outlook” and “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.
(2)    Results for the three and six months ended June 30, 2017 have been revised to reflect the retrospective adoption of Accounting Standards Update No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost ("ASU 2017-07"). The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million and $2.2 million for the three and six months ended June 30, 2017, respectively, and a corresponding increase of $1.1 million and $2.2 million to other expense for the three and six months ended June 30, 2017, with no net impact to net income (loss) or earnings (loss) per share.
Raw milk costs in the second quarter of 2018 of $14.60 per hundred-weight increased roughly 2% from the first quarter of 2018 and decreased 6% from the second quarter of 2017.
Cash Flow
Net cash provided by continuing operations for the six months ended June 30, 2018, totaled $121 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $83 million for the six months ended June 30, 2018, a $39 million increase as compared to the prior year period driven by the overlap of a $38.5 million defined pension plan contribution in the second quarter of 2017. Capital expenditures totaled $37 million for the six months ended June 30, 2018.
Debt
Total outstanding debt at June 30, 2018, net of $25 million cash on hand, was approximately $837 million. The Company’s net debt to bank EBITDA total leverage ratio, on an all-cash netted basis, was flat on a sequential basis at 2.67 times at the end of the second quarter 2018.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income (loss), adjusted interest expense, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted earnings (loss) from continuing operations per diluted share, adjusted earnings (loss) per diluted share, adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2018, and 2017, is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income (loss), interest expense, net income (loss) and earnings (loss) per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	closed deal costs;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	costs associated with the early retirement of long-term debt;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	costs associated with our enterprise-wide cost productivity plan;

•	separation costs;

•	gains or losses related to step-acquisitions, discontinued operations and divestitures;

•	litigation settlements (including any related interest accretion);

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 26.5%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s ongoing operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.

Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the adjustments for incremental trademark amortization and interest expense and the normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as an indicator of our ability to service existing debt and our liquidity.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Approximately 16,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio, and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s enterprise-wide cost productivity plan and other cost-saving initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure,

(9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Corporate Communications, Reace Smith, +1-214-721-7766; or Investor Relations, Sherri Baker, +1-214-303-3438

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2018(1)	2017(1)(2)	2018(1)	2017(1)(2)
Net sales	$1,951,230	$1,926,722	$3,931,737	$3,922,408
Cost of sales	1,518,446	1,459,242	3,050,450	2,992,709
Gross profit	432,784	467,480	881,287	929,699
Operating costs and expenses:
Selling and distribution	336,721	338,010	682,717	683,073
General and administrative	65,972	72,281	141,494	170,945
Amortization of intangibles	5,078	5,155	10,156	10,310
Facility closing and reorganization costs, net	67,661	5,817	76,123	15,103
Impairment of long-lived assets	2,232	—	2,232	—
Other operating income	(2,289)	—	(2,289)	—
Equity in (earnings) loss of unconsolidated affiliate	(1,699)	—	(3,599)	—
Total operating costs and expenses	473,676	421,263	906,834	879,431
Operating income (loss)	(40,892)	46,217	(25,547)	50,268
Other expense:
Interest expense	14,069	16,419	28,102	33,883
Other expense, net	782	248	1,252	391
Total other expense	14,851	16,667	29,354	34,274
Income (loss) before income taxes	(55,743)	29,550	(54,901)	15,994
Income tax expense (benefit)	(13,727)	11,903	(12,620)	8,106
Income (loss) from continuing operations	(42,016)	17,647	(42,281)	7,888
Gain on sale of discontinued operations, net of tax	1,922	—	1,922	—
Net income (loss)	(40,094)	$17,647	$(40,359)	$7,888
Net (income) loss attributable to non-controlling interest	—	—	—	—
Net income (loss) attributable to Dean Foods Company	$(40,094)	$17,647	$(40,359)	$7,888
Average common shares:
Basic	91,343	90,882	91,268	90,797
Diluted	91,343	91,369	91,268	91,366
Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.46)	$0.19	$(0.46)	$0.09
Income from discontinued operations attributable to Dean Foods Company	0.02	—	0.02	—
Net income (loss) attributable to Dean Foods Company	$(0.44)	$0.19	$(0.44)	$0.09
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.46)	$0.19	$(0.46)	$0.09
Income from discontinued operations attributable to Dean Foods Company	0.02	—	0.02	—
Net income (loss) attributable to Dean Foods Company	$(0.44)	$0.19	$(0.44)	$0.09
(1)    Results for the three and six months ended June 30, 2018 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606"). Historically, we presented sales of excess raw materials as a reduction of cost of sales within our unaudited Condensed Consolidated Statements of Operations. On a prospective basis, effective January 1, 2018, in connection with the adoption of ASC 606, we began reporting sales of excess raw materials within the net sales line of our unaudited Condensed Consolidated Statements of Operations. Sales of excess raw materials included in net sales were $122.9 million and $274.7 million in the three and six months ended June 30, 2018, respectively. Sales of excess raw materials included as a reduction to cost of sales were $137.2 million and $308.2 million in the three and six months ended June 30, 2017, respectively. This change in presentation has no net impact on gross profit.
(2)    Results for the three and six months ended June 30, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million and $2.2 million for the three and six months ended June 30, 2017, respectively, and a corresponding increase of $1.1 million and $2.2 million to other expense, net for the three and six months ended June 30, 2017, respectively, with no net impact to net loss or loss per share.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$25,434	$16,512
Other current assets	917,847	1,003,367
Total current assets	943,281	1,019,879
Property, plant and equipment, net	1,001,808	1,094,064
Intangibles and other assets, net	412,474	389,886
Total	$2,357,563	$2,503,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$642,514	$671,070
Total long-term debt, including current portion	856,959	913,199
Other long-term liabilities	240,629	263,613
Total Dean Foods Company stockholders' equity	605,709	655,947
Non-controlling interest	11,752	—
Total stockholders' equity	617,461	655,947
Total	$2,357,563	$2,503,829

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30
	2018	2017
Operating Activities
Net cash provided by operating activities	$120,760	$79,180

Investing Activities
Payments for property, plant and equipment	(37,292)	(34,551)
Payments for acquisitions, net of cash acquired	(13,324)	(21,596)
Proceeds from sale of fixed assets	12,418	2,481
Other investments	—	(9,000)
Net cash used in investing activities	(38,198)	(62,666)

Financing Activities
Net proceeds from (repayment of) debt	(56,789)	16,368
Payments of financing costs	—	(1,764)
Cash dividends paid	(16,438)	(16,357)
Issuance of common stock, net of share repurchases for withholding taxes	(413)	(1,232)
Net cash used in financing activities	(73,640)	(2,985)
Change in cash and cash equivalents	8,922	13,529
Cash and cash equivalents, beginning of period	16,512	17,980
Cash and cash equivalents, end of period	$25,434	$31,509

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30, 2018
		Asset write-downs and (gain) loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax
	GAAP	(a)	(c)	(d)	(f)	(g)	(h)	Adjusted*
Gross profit	$432,784	$—	$—	$(157)	$—	$—	$—	$432,627

Selling and distribution	336,721	—	—	990	—	—	—	337,711

General and administrative	65,972	—	—	—	(5,579)	—	—	60,393

Total operating costs and expenses	473,676	(6,167)	(67,661)	990	(5,579)	2,289	—	397,548

Operating income (loss)	(40,892)	6,167	67,661	(1,147)	5,579	(2,289)	—	35,079

Income (loss) from continuing operations	(42,016)	6,167	67,661	(1,147)	5,579	(2,289)	(19,087)	14,868

Diluted earnings (loss) per share from continuing operations (i)	$(0.46)	$0.07	$0.74	$(0.01)	$0.06	$(0.03)	$(0.21)	$0.16

	Three Months Ended June 30, 2017
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(g)	(h)	Adjusted*
Gross profit(1)	$467,480	$—	$—	$—	$(7,717)	$—	$—	$459,763

Selling and distribution(1)	338,010	—	—	—	(872)	—	—	337,138

General and administrative(1)	72,281	—	(322)	—	—	1,111	—	73,070

Total operating costs and expenses(1)	421,263	(3,935)	(322)	(5,817)	(872)	1,111	—	411,428

Operating income(1)	46,217	3,935	322	5,817	(6,845)	(1,111)	—	48,335

Net income	17,647	3,935	322	5,817	(6,845)	(1,111)	(131)	19,634

Diluted earnings per share	$0.19	$0.04	$—	$0.06	$(0.07)	$(0.01)	$—	$0.21
(1)    Results for the quarter ended June 30, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million for the three months ended June 30, 2017 and a corresponding increase of $1.1 million to other expense, net for the three months ended June 30, 2017, with no net impact to net loss or loss per share.
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Six Months Ended June 30, 2018
		Asset write-downs and loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax
	GAAP	(a)	(c)	(d)	(f)	(g)	(h)	Adjusted*
Gross profit	$881,287	$—	$—	$(602)	$—	$—	$—	$880,685

Selling and distribution	682,717	—	—	588	—	—	—	683,305

General and administrative	141,494	—	—	—	(9,712)	(188)	—	131,594

Total operating costs and expenses	906,834	(10,102)	(76,123)	588	(9,712)	2,101	—	813,586

Operating income (loss)	(25,547)	10,102	76,123	(1,190)	9,712	(2,101)	—	67,099

Income (loss) from continuing operations	(42,281)	10,102	76,123	(1,190)	9,712	(2,101)	(22,622)	27,743

Diluted earnings (loss) per share from continuing operations (i)	$(0.46)	$0.11	$0.83	$(0.01)	$0.11	$(0.03)	$(0.25)	$0.30

	Six Months Ended June 30, 2017
		Asset write-downs and loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(g)	(h)	Adjusted*
Gross profit(1)	$929,699	$—	$—	$—	$(4,510)	$—	$—	$925,189

Selling and distribution(1)	683,073	—	—	—	(2,014)	—	—	681,059

General and administrative(1)	170,945	—	(322)	—	—	(13,139)	—	157,484

Total operating costs and expenses(1)	879,431	(7,870)	(322)	(15,103)	(2,014)	(13,139)	—	840,983

Operating income(1)	50,268	7,870	322	15,103	(2,496)	13,139	—	84,206

Interest expense	33,883	—	—	—	—	(1,080)	—	32,803

Net income	7,888	7,870	322	15,103	(2,496)	14,219	(11,278)	31,628

Diluted earnings per share	$0.09	$0.09	$—	$0.17	$(0.03)	$0.15	$(0.12)	$0.35
(1)    Results for the six months ended June 30, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $2.2 million for the six months ended June 30, 2017 and a corresponding increase of $2.2 million to other expense, net for the six months ended June 30, 2017, with no net impact to net loss or loss per share.
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended June 30		Six Months Ended June 30		Trailing Twelve Months Ended June 30,
	2018	2017	2018	2017	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Bank EBITDA
Net income (loss)	$(40,094)	$17,647	$(40,359)	$7,888	$13,341
Interest expense	14,069	16,419	28,102	33,883	59,180
Income tax expense (benefit)	(13,727)	11,903	(12,620)	8,106	(46,905)
Depreciation and amortization	39,391	41,989	78,832	83,872	160,772
Asset write-downs and loss on sale of assets (a)	2,232	—	2,232	—	30,050
Closed deal costs (b)	—	322	—	322	50
Facility closing and reorganization costs, net (c)	67,661	5,817	76,123	15,103	85,933
Mark-to-market on derivative contracts (d)	(1,147)	(6,845)	(1,190)	(2,496)	4,122
Discontinued operations (e)	(1,922)	—	(1,922)	—	(16,088)
Cost productivity plan (f)	5,579	—	9,712	—	15,450
Other adjustments (g)	(2,289)	(1,111)	(2,101)	13,139	2,220
Adjusted EBITDA	$69,753	$86,141	$136,809	$159,817	308,125

Non-cash share-based compensation expense					5,133
Bank EBITDA					$313,258

					June 30, 2018
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion					$856,959
Unamortized debt issuance costs					5,123
Cash and cash equivalents					(25,434)
Net debt					$836,648
Bank EBITDA					313,258
Total leverage ratio					2.67

				Six Months Ended June 30
				2018	2017
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities				$120,760	$79,180
Payments for property, plant and equipment				(37,292)	(34,551)
Free Cash Flow provided by continuing operations				$83,468	$44,629
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and six months ended June 30, 2018, and 2017, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our ongoing operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)	The adjustment reflects the elimination of the following:

i.
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million for each of the three months ended June 30, 2018, and 2017, and $7.9 million for each of the six months ended June 30, 2018, and 2017; and

ii.
Asset impairment charges on certain fixed assets of $2.2 million for the three and six months ended June 30, 2018. We evaluate our long-lived assets for impairment when circumstances indicate that the carrying value of an asset group may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment, the planned closure of a facility or a decline in operating cash flows of an asset group.

(b)	The adjustment reflects the elimination of expenses related to completed acquisitions and other transactional activities of $0.3 million for the three and six months ended June 30, 2017.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(e)	The adjustment reflects the elimination of net gains from discontinued operations of $1.9 million for the three and six months ended June 30, 2018.

(f)
The adjustment reflects the elimination of certain direct expenses incurred as a result of our enterprise-wide cost productivity plan. The charges were $5.6 million and $9.7 million for the three and six months ended June 30, 2018, respectively.

(g)	The adjustment reflects the elimination of the following:

i.
The non-cash gain from the remeasurement of our investment in Good Karma Foods, Inc. ("Good Karma"). We increased our ownership interest in Good Karma with an additional investment of $15 million through a step-acquisition during the three months ended June 30, 2018;

ii.	Separation charges related to the previously disclosed departures of certain executive officers of $0.2 million in the six months ended June 30, 2018;

iii.	A charge related to litigation settlements reached in the six months ended June 30, 2017;

iv.
The write off of unamortized deferred financing costs of $1.1 million in connection with the January 4, 2017 amendments to our senior secured revolving credit facility and receivables securitization facility in the six months ended June 30, 2017; and

v.	A $1.1 million reduction to separation charges recorded in the three months ended June 30, 2017 in connection with the Company's previously disclosed CEO succession plan.

(h)
The adjustment reflects the income tax impact of adjustments (a) through (g) and an adjustment to our income tax expense to reflect income tax at a tax rate of 26.5% for the three and six months ended June 30, 2018, respectively, and 38% for the three and six months ended June 30, 2017, respectively, which we believe represents our normalized effective tax rate as a U.S. domiciled business. The reduction in our normalized effective tax rate beginning in 2018 is associated with the December 22, 2017, enactment of the Tax Cuts and Jobs Act.

(i)
Includes an adjustment to diluted shares outstanding to reflect an add-back of approximately 141,000 dilutive shares and 171,000 dilutive shares for the three and six months ended June 30, 2018, respectively, which were anti-dilutive for GAAP purposes.